UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2006

Lucent Technologies Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11639	22-3408857
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Mountain Avenue, Murray Hill , New Jersey		07974
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-582-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on January 13, 2006, Lucent Technologies Inc. (the "Company") has appointed Frank A. D’Amelio the Company’s Chief Operating Officer. In connection with Mr. D’Amelio’s promotion, the Board has made the following adjustments to Mr. D’Amelio’s compensation, in recognition of the increased responsibilities of his new position: an increase in annual base salary from $725,000 to $825,000, effective January 13, 2006; and an additional grant of 250,000 stock options on January 18, 2006 pursuant to the Company’s 2003 Long-term Incentive Plan. In addition, the Board approved an increase in Mr. D’Amelio’s target annual incentive award, which remains within the range from 100% to 120% of base salary that was previously reported in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on December 14, 2005, and an increase in his target three-year performance award amount for the 2006-2008 performance cycle from 148% of the sum of his base salary plus target annual incentive award to 162% of the sum of his base salary plus target annual incentive award. All other terms of Mr. D’Amelio’s compensation remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucent Technologies Inc.

January 20, 2006	By:	/s/ William R. Carapezzi, Jr.

Name: William R. Carapezzi, Jr.
Title: SVP, General Counsel & Secretary